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                                   EXHIBIT 11
                  WELLS FARGO & COMPANY AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS PER COMMON SHARE

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
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                                                                           Quarter                  Six months
                                                                     ended June 30,              ended June 30,
                                                               -------------------          -------------------
(in millions)                                                    1996         1995             1996       1995
- ---------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS PER COMMON SHARE
  Net income                                                   $  363        $  232          $  627      $  465
  Less preferred dividends                                         19            10              29          21
                                                               ------        ------          ------      ------
    Net income for calculating primary
      earnings per common share                                $  344        $  222          $  598      $  444
                                                               ------        ------          ------      ------
                                                               ------        ------          ------      ------

Average common shares outstanding                                95.6          49.1            71.3        49.8
                                                               ------        ------          ------      ------

PRIMARY EARNINGS PER COMMON SHARE                              $ 3.61        $ 4.51          $ 8.39      $ 8.92
                                                               ------        ------          ------      ------
                                                               ------        ------          ------      ------
FULLY DILUTED EARNINGS PER COMMON SHARE (1)
  Net income                                                   $  363        $  232          $  627      $  465
  Less preferred dividends                                         19            10              29          21
                                                               ------        ------          ------      ------
    Net income for calculating fully
      diluted earnings per common share                        $  344        $  222          $  598      $  444
                                                               ------        ------          ------      ------
                                                               ------        ------          ------      ------

  Average common shares outstanding                              95.6          49.1            71.3        49.8
  Add exercise of options, warrants and
    share rights, reduced by the number
    of shares that could have been
    purchased with the proceeds from
    such exercise                                                 1.8           1.1             1.8         1.1
                                                               ------        ------          ------      ------
  Average common shares outstanding as adjusted                  97.4          50.2            73.1        50.9
                                                               ------        ------          ------      ------
                                                               ------        ------          ------      ------

FULLY DILUTED EARNINGS PER COMMON SHARE                        $ 3.54        $ 4.42          $ 8.19      $ 8.73
                                                               ------        ------          ------      ------
                                                               ------        ------          ------      ------
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(1) This presentation is submitted in accordance with Item 601(b)(11) of
    Regulation S-K.  This presentation is not required by APB Opinion No. 15, because it results in dilution of less than 3%.